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                                                                  EXHIBIT (3)(a)
                                                                       EXHIBIT I
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                TRANSMATION, INC.

     Robert G. Klimasewski and John A. Misiaszek, being the President and Secretary, respectively, of Transmation, Inc., an Ohio corporation (the "Corporation"), do hereby certify that the annual meeting of shareholders of the Corporation was duly called and held on August 20, 1996, at which meeting a quorum of shareholders entitled to vote at the meeting was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled to exercise not less than two-thirds of the voting power of the Corporation on such proposal (no greater vote being required by the Articles of Incorporation), the following resolution was adopted:

                  RESOLVED, that the Articles of Incorporation be amended to increase the number of shares of Common Stock which the Corporation is authorized to issue from 8,000,000 to 15,000,000.

     Article FOURTH of the Articles of Incorporation is, therefore, hereby amended to provide in its entirety as follows:

                   "FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 15,000,000, all of which shall be Common Shares with a par value of Fifty Cents ($.50) each. No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the Corporation, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine."

     In WITNESS WHEREOF, we have signed this Certificate and affixed the corporate seal this 12th day of September, 1996.

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                                   /s/ Robert G. Klimasewski
                                   ---------------------------------------------
                                   Robert G. Klimasewski
                                   President
[CORPORATE SEAL]

                                   /S/ JOHN A. MISIASZEK
                                   ---------------------------------------------
                                   John A. Misiaszek
                                   Secretary


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